As filed with the Securities and Exchange Commission on January 18, 2017
Registration No. 333-_________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

 ROKA BIOSCIENCE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	27-0881542
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

20 Independence Boulevard
Warren, NJ, 07059
(908) 605-4700
(Address of Principal Executive Offices)
Roka Bioscience, Inc. 2014 Equity Incentive Plan
(Full Title of the Plan)

Lars Boesgaard
Vice President and Chief Financial Officer
Roka Bioscience, Inc.
20 Independence Boulevard
Warren NJ, 07059
(Name and Address Including Zip Code, of Agent For Service)

(908) 605-4700
(Telephone Number, Including Area Code)

Copies to:
Steven M. Skolnick
Meredith Prithviraj
Lowenstein Sandler LLP
1251 Avenue of the Americas
New York, NY 10020
(212) 262-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer		Accelerated filer	

Non-accelerated filer	 (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, $0.001 par value per share	150,081	$4.70	$705,381	$81.75

(1)
Covers 150,081 shares of common stock issuable under the Roka Bioscience, Inc. 2014 Equity Incentive Plan (the “2014 Plan”), and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, an indeterminable number of shares of common stock issuable under the 2014 Plan, as these amounts may be adjusted as a result of stock splits, stock dividends, antidilution provisions, and similar transactions.

(2)
Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated for the purpose of calculating the amount of the registration fee and are based on the average of the high and low sales price on the NASDAQ Global Market on January 17, 2017.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act, this Registration Statement is filed by Roka Bioscience, Inc. (the “Company”) for the purpose of registering additional shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) under the Company’s 2014 Equity Incentive Plan (the “Plan”). The number of shares of Common Stock available for issuance under the Plan is subject to an automatic annual increase on January 1 of each year beginning in 2015 equal to 3% of the number of shares of Common Stock outstanding on December 31 of the preceding calendar year or a lesser number of shares of Common Stock determined by the Board of Directors of the Company (the “Evergreen Provision”). This Registration Statement registers an aggregate of 150,081 additional shares of Common Stock available for issuance under the Plan as a result of the Evergreen Provision.
The shares of Common Stock registered pursuant to this Registration Statement are of the same class of securities as the shares of Common Stock registered for issuance under the Plan pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-198112) filed on August 13, 2014, Registration Statement on Form S-8 (Registration No. 333-201453) filed on January 12, 2015 and Registration Statement on Form S-8 (Registration No. 333-208922) filed on January 8, 2016. The information contained in the Registrant’s Registration Statements on Form S-8 (Registration Nos. 333-198112, 333-201453 and 333-208922) is hereby incorporated by reference pursuant to General Instruction E.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by Roka Bioscience, Inc. (the “Company”) with the Commission, are hereby incorporated by reference in this Registration Statement:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 9, 2016;

•	The Company’s Quarterly Reports on Form 10-Q filed with the SEC on May 6, 2016, August 5, 2016 and November 8, 2016;

•
The Company’s Current Reports on Form 8-K, filed with the SEC on February 10, 2016, March 4, 2016, May 4, 2016, as amended, June 27, 2016, August 5, 2016, August 26, 2016, September 16, 2016, September 22, 2016, October 11, 2016, November 1, 2016, November 7, 2016, November 10, 2016 and January 17, 2017 (other than any portions thereof deemed furnished and not filed); and

•
The description of the Company’s common stock contained in its Registration Statement on Form 8-A filed on July 11, 2014 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

For a list of exhibits, see the Exhibit Index in this Registration Statement, which is incorporated into this Item by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Warren, State of New Jersey, on this the 18th day of January, 2017.

ROKA BIOSCIENCE, INC.

By:	/s/ Mary Duseau
Mary Duseau
President and Chief Executive Officer
POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mary Duseau and Lars Boesgaard, and each of them, his attorney-in-fact, with full power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, including any and all pre-effective and post-effective amendments and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mary Duseau	President, Chief Executive Officer and Director (Principal Executive Officer)	January 18, 2017
Mary Duseau
/s/ Lars Boesgaard	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 18, 2017
Lars Boesgaard
/s/ James Barrett, Ph.D.	Director	January 18, 2017
M. James Barrett, Ph.D.
/s/ Fred E. Cohen, Ph.D., M.D.	Director	January 18, 2017
Fred E. Cohen, Ph.D., M.D.
/s/ Michael P. Doyle, Ph.D	Director	January 18, 2017
Michael P. Doyle, Ph.D
/s/ David W. J. McGirr	Director	January 18, 2017
David W. J. McGirr
/s/ Paul G. Thomas	Director	January 18, 2017
Paul G. Thomas
/s/ Nicholas J. Valeriani	Director	January 18, 2017
Nicholas J. Valeriani

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1
Seventh Amended and Restated Certificate of Incorporation of Roka Bioscience, Inc. (incorporated herein by reference to Exhibit 3.3 of the Registration Statement on Form S-1/A (File No. 333-196135) filed by the registrant).

4.2
Certificate of Amendment to the Company’s Seventh Amended and Restated Certificate of Incorporation, dated October 11, 2016 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed by the registrant on October 11, 2016).

4.2	Amended and Restated By-Laws of Roka Bioscience, Inc. (incorporated herein by reference to Exhibit 3.5 of the Registration Statement on Form S-1/A (File No. 333-196135) filed by the registrant).

4.3	Form of Stock Certificate of Roka Bioscience, Inc. (incorporated herein by reference to Exhibit 4.1 of the Registration Statement on Form S-1/A (File No. 333-196135) filed by the registrant).

5.1	Opinion of Lowenstein Sandler LLP.

23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Lowenstein Sandler LLP (filed as part of Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to this registration statement on Form S-8)
99.1	Roka Bioscience, Inc. 2014 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.4 of the Registration Statement on Form S-1/A (File No. 333-196135) filed by the registrant).